UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 on
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 11, 2009

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)

(832) 636-1000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No.1 amends Exhibit 99 to the Current Report on Form 8-K of Anadarko Petroleum Corporation (“Anadarko”) filed with the United States Securities and Exchange Commission on February 11, 2009, related to the announced 2009 capital budget and guidance for 2009.  This Current Report on Form 8-K/A replaces Exhibit 99 to the Form 8-K filed on February 11, 2009 in order to revise the 2009 Guidance.  Guidance was revised to reflect a change from “Anadarko’s average daily sales volumes for 2009 are projected to be in the range of 208 million to 212 million BOE” to “Anadarko’s sales volumes for 2009 are projected to be in the range of 208 million to 212 million BOE.”

Item 7.01     Regulation FD Disclosure

On February 11, 2009, Anadarko Petroleum Corporation (Anadarko) announced its 2009 capital budget and provided guidance for 2009.  This information is contained in the press release included in this report as Exhibit 99.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits
   99      Anadarko Press Release, dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

February 11, 2009	By:	/s/ M. CATHY DOUGLAS
M. Cathy Douglas - Vice President, Chief Accounting Officer and Controller